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American Housing Income Trust To Be Featured On Designing Spaces

AHIT American Housing Income Trust™

PHOENIX, Oct. 14, 2015 /PRNewswire/ -- American Housing Income Trust, Inc®. ("AHIT" or the "Company") (OTCBB: AHIT) announced that it will be featured on De

Jeff Howard, President and Chief Executive Officer of American Housing Income Trust Inc commented, "Home ownership, long considered a pillar of the American Dr

Arizona-based American Housing Income Trust, Inc. fills this vital housing need by buying homes in neighborhoods that have top-rated schools, low crime, and acces

Mr. Zarinegar further stated, "We are very excited that American Housing was selected as the premier housing REIT to be featured on this nationally syndicated progr

"With the specter of rising interest rates and tighter mortgage standards, we believe the demand for rental housing will grow – not as a transitional, substandard or se

"As an emerging asset class in the public markets, this sector is just in its infancy and has vast opportunity to grow," Zarinegar says. "One out of eight single-family hc

"The benefits for our shareholders include cash flow and home price appreciation. For our residents, the advantages are access to affordable and attractive housing a

About American Housing Income Trust, Inc.

American Housing Income Trust Inc., is incorporated in the State of Maryland owns and operates single family rentals in Arizona, Nevada and Texas and has plans tc

About Designing Spaces on Lifetime Television

Entering its 11th season Designing Spaces® continues to be one of America's favorite home improvement shows. The show inspires viewers on decorating ideas, do

Forward Looking Statement

This press release contains forward-looking statements that relate to expectations, beliefs, projections, future plans and strategies, anticipated events and similar exp. disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, future ev

CONTACT: Monica Andreas
1-623-551-5808, monica@ahitrust.com (http://www.prnewswire.com/news-releases/mailto:monica@ahitrust.com)

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SOURCE American Housing Income Trust, Inc.

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